SIFCO Industries, Inc. (“SIFCO”) Announces
First Quarter Fiscal 2022 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its first quarter of fiscal 2022, which ended December 31, 2021.

First Quarter Results
•Net sales in the first quarter of fiscal 2022 decreased 23.3% to $19.2 million, compared with $25.1 million for the same period in fiscal 2021.
•Net loss for the first quarter of fiscal 2022 was $3.7 million, or $(0.64) per diluted share, compared with net income of $3.0 million, or $0.51 per diluted share, in the first quarter of fiscal 2021.
•EBITDA was $(2.0) million in the first quarter of fiscal 2022, compared with $4.1 million in the first quarter of fiscal 2021.
•Adjusted EBITDA in the first quarter of fiscal 2022 was $(1.7) million, compared with Adjusted EBITDA of $1.9 million in the first quarter of fiscal 2021.

Other Highlights
CEO Peter W. Knapper stated, “Our first quarter was challenging as we delivered products in line with lower requirements as the markets continue to work through the effects of the pandemic. We remain focused on delivering for and supporting our customers as we manage working capital and position the business in anticipation of a recovery in the A&E markets.”

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2021 and other reports filed with the Securities and Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

First Quarter ended December 31,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2021	2020
Net sales	$19,247	$25,078
Cost of goods sold	19,238	21,155
Gross profit	9	3,923
Selling, general and administrative expenses	3,536	3,827
Amortization of intangible assets	125	269
Gain on insurance recoveries	—	(2,495)
Operating (loss) income	(3,652)	2,322
Interest expense	115	165
Foreign currency exchange loss, net	5	7
Other loss (income), net	(32)	62
(Loss) income before income tax benefit	(3,740)	2,088
Income tax benefit	(49)	(905)
Net (loss) income	$(3,691)	$2,993

Net (loss) income per share
Basic	$(0.64)	$0.53
Diluted	$(0.64)	$0.51

Weighted-average number of common shares (basic)	5,800	5,691
Weighted-average number of common shares (diluted)	5,800	5,890

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	December 31, 2021	September 30, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$748	$346
Receivables, net of allowance for doubtful accounts of $160 and $167, respectively	14,933	19,914
Contract assets	13,307	12,874
Inventories, net	14,979	12,546
Refundable income taxes	101	101
Prepaid expenses and other current assets	1,259	1,792
Total current assets	45,327	47,573
Property, plant and equipment, net	42,415	42,708
Operating lease right-of-use assets, net	15,709	15,943
Intangible assets, net	738	874
Goodwill	3,493	3,493
Other assets	91	77
Total assets	$107,773	$110,668
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,847	$9,566
Revolver	9,301	8,930
Short-term operating lease liabilities	782	788
Accounts payable	11,756	9,811
Accrued liabilities	6,550	6,871
Total current liabilities	36,236	35,966
Long-term debt, net of current maturities	3,558	2,669
Long-term operating lease liabilities, net of short-term	15,248	15,439
Deferred income taxes	118	158
Pension liability	5,891	6,073
Other long-term liabilities	741	741
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 6,003 at December 31, 2021 and 5,987 at September 30, 2021	6,003	5,987
Additional paid-in capital	11,156	11,118
Retained earnings	37,905	41,596
Accumulated other comprehensive loss	(9,083)	(9,079)
Total shareholders’ equity	45,981	49,622
Total liabilities and shareholders’ equity	$107,773	$110,668

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended
	December 31,
	2021	2020
Net (loss) income	$(3,691)	$2,993
Adjustments:
Depreciation and amortization expense	1,614	1,825
Interest expense, net	115	165
Income tax benefit	(49)	(905)
EBITDA	(2,011)	4,078
Adjustments:
Foreign currency exchange loss, net (1)	5	7
Other loss (income), net (2)	(32)	62
Gain on insurance recoveries (3)	—	(2,495)
Equity compensation (4)	161	143
LIFO impact (5)	176	128
Adjusted EBITDA	$(1,701)	$1,923

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs or grant income.

(3)Represents the difference between the insurance proceeds received for the damaged property and the carrying values shown on the Company's books for the assets that were damaged in the fire at the Orange location that occurred in December 2018.
(4)Represents the equity-based compensation expense recognized by the Company under the Company's 2016 Long-term Incentive Plan due to granting of awards, awards not vesting and/or forfeitures.
(5)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

Reference to the above activities can found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com